Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference of our reports dated February 15, 2005, with respect to the consolidated financial statements of Coventry Health Care, Inc., Coventry Health Care, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Coventry Health Care, Inc, included in the Annual Report (Form 10-K) for the year ended December 31, 2004, in the following Registration Statements:

Form S-4 Registration Statement No. 333-123014;
Form S-4 Registration Statement No. 333-120300;
Form S-8 Registration Statement No. 333-117966;
Form S-8 Registration Statement No. 333-122671;
Form S-8 Registration Statement No. 33-71806;
Form S-8 Registration Statement No. 33-57014;
Form S-8 Registration Statement No. 33-81356;
Form S-8 Registration Statement No. 33-81358;
Form S-8 Registration Statement No. 33-82562;
Form S-8 Registration Statement No. 33-87114;
Form S-8 Registration Statement No. 33-90268;
Form S-8 Registration Statement No. 33-95084;
Form S-8 Registration Statement No. 33-97246;
Form S-8 Registration Statement No. 333-39581;
Form S-8 Registration Statement No. 333-36735;
Form S-8 Registration Statement No. 333-47239;
Form S-8 Registration Statement No. 333-75615;
Form S-8 Registration Statement No. 333-107064;
Form S-3 Registration Statement No. 333-75675;
Form S-4 Registration Statement No. 333-45821;
Form S-3 Registration Statement No. 333-74280;
Form S-4 Registration Statement No. 333-83106

Baltimore, Maryland                                                                                                                                  /s/ Ernst & Young LLP
February 15, 2005